Exhibit (a)(3)

                 NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.

                              ARTICLES OF AMENDMENT

     North American Senior Floating Rate Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article II of the Corporation's Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

     The name of the Corporation is SunAmerica Senior Floating Rate Fund, Inc. (the "Corporation").

     SECOND: The foregoing amendment of the Corporation's Amended and Restated Articles of Incorporation as hereinabove set forth was approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     IN WITNESS WHEREOF: North American Senior Floating Rate Fund, Inc., has caused these presents to be signed in its name on its behalf by its President and attested by its Vice President and Assistant Secretary on November 29, 2001.

                                  NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.


                                  By: __________________________________________
                                  Name:  Peter A. Harbeck
                                  Title: President


Witness: _________________________________
         Peter E. Pisapia
         Vice President and Assistant Secretary

     THE UNDERSIGNED, President of North American Senior Floating Rate Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        By: ____________________________________
                                        Name:  Peter A. Harbeck
                                        Title: President


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